Exhibit 5.1

AMY M. TROMBLY, ESQ.

Trombly Business Law

1320  Centre Street,  Suite 202

Newton, MA 02459

(617) 243-0060

June 18, 2008

Portlogic Systems  Inc.

100 King Street West, Suite 5700

Toronto, Ontario, M5X 1K7, Canada

Re:  Registration Statement on Form S-1

Ladies and Gentlemen:

I  have  acted  as  counsel  to  Portlogic Systems  Inc.,  a  Nevada corporation (the  "Company"), in connection with the  preparation  and  filing  with the Securities and  Exchange Commission of a Registration  Statement on Form S-1, Registration  No.  333-151434  (the "Registration Statement"), pursuant to which the Company is  registering the issuance under the Securities Act of 1933, as amended, up to 18,135,237 shares of  its common stock, par value $0.001 per share  (the  "Shares") which may be issued from time to time on a delayed or continuous  basis pursuant to Rule 415 under the Securities Act. This opinion is being rendered in connection with the filing of the  Registration Statement.  All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

In connection with this opinion, I have examined the Company's Amended and Restated Articles of Incorporation, Amended and Restated By-laws and such other records of the corporate proceedings of the Company and certificates of the Company's officers as I deemed relevant, and the Registration Statement and the exhibits thereto.

In my examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such copies.

Based upon the foregoing, and subject to the limitations set forth below, I am of the opinion that, the Shares will be duly and validly issued, fully paid and non-assessable.

My opinion is limited to the federal securities laws of the United States and the laws of the State of Nevada, including the statutory provisions, all applicable provisions of the Nevada Constitution and reported judicial decisions interpreting these laws and I express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

This  opinion  is based upon currently existing statutes, rules, regulations and judicial  decisions,  and  even though the Securities may be issued from time to time  on  a delayed or continuous basis, I disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect  matters or opinions set forth herein.

I understand that you wish to file this opinion as an exhibit to the Registration Statement,  and  I  hereby consent thereto.

Very  truly  yours,

/s/  Amy  Trombly,  Esq.

------------------------

Amy  Trombly,  Esq.